UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2021

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill NY	12414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock, $0.10 par value	GCBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2021, Greene County Bancorp, Inc. (the “Company”), the holding company of The Bank of Greene County (the “Bank”), adopted The Bank of Greene County Death Benefit Only Plan (the “Plan”) for the benefit of certain executive officers of the Bank (the “Participants”).  The Plan is effective as of February 1, 2021.

The Plan provides a Participant’s beneficiary with a death benefit of $50,000 if the Participant dies prior to his or her termination of employment with the Bank.  No benefit will be paid if the Participant dies after his or her termination of employment with the Bank. The death benefit will be paid in a lump sum within sixty (60) days following a Participant’s death solely from the Bank’s general assets.  Participation in the Plan is conditioned upon the Bank being eligible to obtain a bank-owned life insurance policy on the executive’s life at standard rates, and an executive’s completion of a beneficiary designation form and election form.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to a copy of the Plan that is included as Exhibit 10.1 of this Current Report and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	The Bank of Greene County Death Benefit Only Plan dated February 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: February 26, 2021	By:	/s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer